Exhibit 99.2

LANTHEUS HOLDINGS, INC. AND SUBSIDARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2015

(in thousands, except share data)	As Reported	Pro Forma Adjustments (1)	Pro Forma As Adjusted
Assets
Current assets
Cash and cash equivalents	$21,922	$8,500	$27,411
Accounts receivable, net	39,724	(2,883)	36,841
Inventory	16,579	(1,031)	15,548
Other current assets	5,210	(49)	5,161

Total current assets	83,435	4,537	87,972
Property, plant and equipment, net	92,393	(867)	91,526
Capitalized software development costs, net	1,981	—	1,981
Intangibles, net	22,489	(533)	21,956
Goodwill	15,714	—	15,714
Other long-term assets	20,120	(126)	19,994

Total assets	$236,132	$3,011	$239,143

Liabilities and Stockholders’ Deficit
Current liabilities
Line of credit	—	—	—
Accounts payable	10,700	(141)	10,559
Accrued expenses and other liabilities	19,968	(1,262)	18,706
Current portion of long-term debt	3,650	—	3,650

Total current liabilities	34,318	(1,403)	32,915
Asset retirement obligations	8,074	—	8,074
Long-term debt, net	350,367	—	350,367
Other long-term liabilities	33,518	—	33,518

Total liabilities	426,277	(1,403)	424,874

Commitments and contingencies
Stockholders’ deficit
Preferred Stock stock ($0.001 par value, 25,000,000 shares authorized; no share issued and outstanding)	—	—	—
Common stock ($0.001 par value, 250,000,000 shares authorized; 30,365,501 shares issued and outstanding)	303	—	303
Additional paid-in capital	175,075	—	175,075
Accumulated deficit	(363,076)	4,414	(358,662)
Accumulated other comprehensive loss	(2,447)	—	(2,447)

Total stockholders’ deficit	(190,145)	4,414	(185,731)

Total liabilities and stockholders’ deficit	$236,132	$3,011	$239,143

See notes to consolidated financial statements.

LANTHEUS HOLDINGS, INC. AND SUBSIDARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2015

(in thousands, except share and per share data)	As Reported	Pro Forma Adjustments (2)(3)	Pro Forma As Adjusted
Revenues	$222,260	$(11,439)	$210,821
Cost of goods sold	120,119	(11,382)	108,737

Gross profit	102,141	(57)	102,084

Operating expenses
Sales and marketing expenses	26,934	—	26,934
General and administrative expenses	33,773	—	33,773
Research and development expenses	11,292	—	11,292

Total operating expenses	71,999	—	71,999

Operating income	30,142	(57)	30,085
Interest expense, net	(31,599)	—	(31,599)
Loss on extinguishment of debt	(15,528)	—	(15,528)
Other income, net	234	—	234

Loss before income taxes	(16,751)	(57)	(16,694)
Provision for income taxes	1,911	—	1,911

Net loss	(18,662)	(57)	(18,605)

Net loss per common share:
Basic and diluted	$(0.83)		$(0.83)
Common shares
Basic and diluted	22,443,257		22,443,257

LANTHEUS HOLDINGS, INC. AND SUBSIDARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

(in thousands, except share and per share data)	As Reported	Pro Forma Adjustments (2)(3)	Pro Forma As Adjusted
Revenues	$301,600	$(17,204)	$284,396
Cost of goods sold	176,081	(15,419)	160,662

Gross profit	125,519	(1,785)	123,734

Operating expenses
Sales and marketing expenses	35,116	—	35,116
General and administrative expenses	37,313	—	37,313
Research and development expenses	13,673	—	13,673

Total operating expenses	86,102	—	86,102

Operating income	39,417	(1,785)	37,632
Interest expense, net	(42,261)	—	(42,261)
Other income, net	478	—	478

Loss before income taxes	(2,366)	(1,785)	(4,151)
Provision for income taxes	1,195	—	1,195

Net loss	(3,561)	(1,785)	(5,346)

Net loss per common share:
Basic and diluted	$(0.20)		$(0.30)
Common shares
Basic and diluted	18,080,615		18,080,615

(1)	Pro Forma Adjustments represent: (a) cash proceeds of $9.0 less estimated transaction costs and (b) the related assets and liabilities that were included in the asset purchase agreement.
(2)	Pro Forma Adjustments represent the elimination of historical revenues and direct expenses related to the Canadian radiopharmcy business.
(3)	Pro Forma Adjustments do not include revenues and expenses related to the long-term supply contract entered into by the Company and Isologic Innovative Radiopharmaceuticals, Ltd.

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